Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sze Lok (Patrick) Wong, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Oranco, Inc. on Form 10-K for the fiscal year ended June 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Oranco, Inc. at the dates and for the periods indicated.

Date: August 23, 2021

By:	/s/ Sze Lok (Patrick) Wong
Sze Lok (Patrick) Wong
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Oranco, Inc. and will be retained by Oranco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.